Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Third Quarter Fiscal 2024 Financial Results
Dallas, Texas May 16, 2024 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended April 30, 2024.
For the three months ended April 30, 2024, revenue, gross profit, and net income attributable to Copart, Inc. were $1.13 billion, $525.5 million, and $382.3 million, respectively. These represent an increase in revenue of $105.4 million, or 10.3%; an increase in gross profit of $42.1 million, or 8.7%; and an increase in net income attributable to Copart, Inc. of $31.9 million, or 9.1%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $0.39 compared to $0.36 last year, an increase of 8.3%.
For the nine months ended April 30, 2024, revenue, gross profit, and net income attributable to Copart, Inc. were $3.17 billion, $1.5 billion, and $1.0 billion, respectively. These represent an increase in revenue of $295.9 million, or 10.3%; an increase in gross profit of $174.3 million, or 13.6%; and an increase in net income attributable to Copart, Inc. of $150.5 million, or 16.9%, respectively, from the same period last year. Fully diluted earnings per share for the nine months were $1.07 compared to $0.92 last year, an increase of 16.3%.
On Thursday, May 16, 2024, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through September 2024 by visiting www.copart.com/investorrelations.
About Copart
Founded in 1982, Copart is a global leader in online vehicle auctions. Copart's innovative technology and online auction platforms connect vehicle consigners to approximately 1 million members in over 185 countries. Copart offers remarketing services to process and sell vehicles to insurance companies, financial institutions, dealers, rental car companies, charities, fleet operators, and individuals, and offers vehicles via auction to dealers, dismantlers, rebuilders, exporters, and the general public. With operations at over 250 locations in 11 countries, Copart sold more than 4 million units in the last year. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Copart Investor Relations
investor.relations@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2024	2023	% Change	2024	2023	% Change
Service revenues and vehicle sales:
Service revenues	$946,630	$847,249	11.7%	$2,667,911	$2,363,886	12.9%
Vehicle sales	180,629	174,582	3.5%	499,913	508,041	(1.6)%
Total service revenues and vehicle sales	1,127,259	1,021,831	10.3%	3,167,824	2,871,927	10.3%
Operating expenses:
Yard operations	391,256	343,617	13.9%	1,125,440	1,020,674	10.3%
Cost of vehicle sales	162,881	159,443	2.2%	457,596	465,282	(1.7)%
Yard depreciation and amortization	45,800	33,090	38.4%	126,111	101,520	24.2%
Yard stock-based compensation	1,817	2,251	(19.3)%	5,001	5,038	(0.7)%
Gross profit	525,505	483,430	8.7%	1,453,676	1,279,413	13.6%
General and administrative	76,169	52,395	45.4%	206,457	144,772	42.6%
General and administrative depreciation and amortization	4,932	4,281	15.2%	13,047	13,323	(2.1)%
General and administrative stock-based compensation	7,201	7,830	(8.0)%	21,693	25,366	(14.5)%
Total operating expenses	690,056	602,907	14.5%	1,955,345	1,775,975	10.1%
Operating income	437,203	418,924	4.4%	1,212,479	1,095,952	10.6%
Other income (expense):
Interest income, net	36,218	17,878	102.6%	102,179	36,780	177.8%
Other (expense) income, net	(1,309)	3,628	(136.1)%	(8,484)	(2,096)	304.8%
Total other income	34,909	21,506	62.3%	93,695	34,684	170.1%
Income before income taxes	472,112	440,430	7.2%	1,306,174	1,130,636	15.5%
Income tax expense	90,002	89,999	—%	266,005	240,680	10.5%
Net income	382,110	350,431	9.0%	1,040,169	889,956	16.9%
Less: Net loss attributable to noncontrolling interest	(181)	—	100.0%	(284)	—	100.0%
Net income attributable to Copart, Inc.	$382,291	$350,431	9.1%	$1,040,453	$889,956	16.9%

Basic net income per common share	$0.40	$0.37	8.1%	$1.08	$0.93	16.1%
Weighted average common shares outstanding	961,813	953,574	0.9%	960,143	952,834	0.8%

Diluted net income per common share	$0.39	$0.36	8.3%	$1.07	$0.92	16.3%
Diluted weighted average common shares outstanding	976,445	967,380	0.9%	974,226	965,436	0.9%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2024	July 31, 2023
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$1,089,995	$957,395
Investment in held to maturity securities	2,000,334	1,406,589
Accounts receivable, net	822,650	702,038
Vehicle pooling costs	125,001	123,725
Inventories	46,764	39,973
Income taxes receivable	23,402	6,574
Prepaid expenses and other assets	40,983	26,310
Total current assets	4,149,129	3,262,604
Property and equipment, net	3,073,090	2,844,339
Operating lease right-of-use assets	108,859	108,139
Intangibles, net	76,786	62,702
Goodwill	511,372	394,289
Other assets	91,396	65,806
Total assets	$8,010,632	$6,737,879

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$506,795	$440,810
Deferred revenue	28,761	26,117
Income taxes payable	7,388	4,374
Current portion of operating and finance lease liabilities	20,475	21,468
Total current liabilities	563,419	492,769
Deferred income taxes	92,014	89,492
Income taxes payable	67,455	69,193
Operating and finance lease liabilities, net of current portion	91,131	88,082
Long-term debt and other liabilities	427	10,903
Total liabilities	814,446	750,439
Commitments and contingencies
Redeemable non-controlling interest	24,933	—
Stockholders' equity:
Preferred stock	—	—
Common stock	96	96
Additional paid-in capital	1,102,684	938,910
Accumulated other comprehensive loss	(156,807)	(141,006)
Retained earnings	6,225,280	5,189,440
Total stockholders' equity	7,171,253	5,987,440
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$8,010,632	$6,737,879

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended April 30,
	2024	2023
Cash flows from operating activities:
Net income	$1,040,169	$889,956
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	139,178	115,320
Allowance for credit loss	2,513	1,480
Equity in losses of unconsolidated affiliates	2,580	5,446
Stock-based compensation	26,694	30,404
Gain on sale of property and equipment	(2,169)	(965)
Deferred income taxes	(3,093)	(3,236)
Changes in operating assets and liabilities:
Accounts receivable	(152,564)	(115,098)
Vehicle pooling costs	(1,784)	(7,300)
Inventories	(7,316)	14,870
Prepaid expenses, other current and non-current assets	(39,815)	(33,830)
Operating lease right-of-use assets and lease liabilities	1,377	595
Accounts payable, accrued liabilities and other liabilities	40,305	30,314
Deferred revenue	2,660	5,516
Income taxes receivable	(16,846)	49,430
Income taxes payable	1,454	22,731
Net cash provided by operating activities	1,033,343	1,005,633

Cash flows from investing activities:
Purchases of property and equipment	(373,104)	(346,524)
Cash acquired in connection with acquisition	17,662	—
Proceeds from sale of property and equipment	3,453	20,509
Investment in held to maturity securities	(2,478,505)	—
Proceeds from the sale of held to maturity securities	1,915,000	—
Investment in unconsolidated affiliate	(1,000)	(2,744)
Net cash used in investing activities	(916,494)	(328,759)

Cash flows from financing activities:
Proceeds from the exercise of stock options	20,377	27,220
Proceeds from the issuance of Employee Stock Purchase Plan shares	5,957	5,363
Payments for employee stock-based tax withholdings	(4,613)	(3,026)
Issuance of principal on revolver facility	—	21,481
Principal payments on revolver facility	(10,818)	—
Payments of finance lease obligations	(14)	(18)
Net cash provided by financing activities	10,889	51,020
Effect of foreign currency translation	4,862	2,053
Net increase in cash, cash equivalents, and restricted cash	132,600	729,947
Cash, cash equivalents, and restricted cash at beginning of period	957,395	1,384,236
Cash, cash equivalents, and restricted cash at end of period	$1,089,995	$2,114,183
Supplemental disclosure of cash flow information:
Interest paid	$1,946	$1,586
Income taxes paid, net of refunds	$255,268	$171,438

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000